Exhibit 10.3

January 26, 2022

By Email

To: Neil Kline

Re: Letter of Engagement

We take this opportunity to congratulate you on your appointment to the board of directors (the “Board”) of AppYea, Inc. (the “Company”), effective as of 02.01.22. Upon your appointment as director in the Board and during the term of your service on the Board, the Company hereby notifies you of the following:

The Company intends to establish an employee stock option plan pursuant to which Company employees, directors and other service providers will be entitled to participate on the terms hereof (the “ESOP”). Subject to approval by the board of directors of the Company, the Company shall grant you a stock option under the ESOP (the “Option”) to purchase up to 500,000 shares of the Company’s common stock, par value $0.0001 per share of the Company (the “Common Stock”), on a post split basis. Upon grant, the Options shall vest as follows: (i) 50% following 12 months from effective date and (ii) the balance of shares of Common Stock, in four (4) consecutive fiscal quarters, beginning with the quarter ended April 30, 2023. The Option shall be exercisable at a per share exercise price of $0.0001 and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between yourself and the Company.

Company will indemnify and defend you against any liability incurred in the performance of the services as a director to the fullest extent authorized in Company’s Articles of Incorporation, as amended, bylaws, as amended and applicable law.

You shall maintain in confidence and shall not disclose any confidential information, or trade secrets belonging to Company, except to the extent necessary to perform the Services, or as required by a lawful government order or subpoena, or as authorized in writing by Company.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to its conflict of laws provision.

Sincerely,

AppYea, Inc.

By:	/s/Asaf Porat

Agreed and Accepted:

/s/Neil Kline		1.26.2022
Neil Kline

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